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                                                                   EXHIBIT 23(i)

                         CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the inclusion in this Registration Statement on Form SB-2 under the Securities Act of 1933 of the Registrant, LIFE INVESTMENT FUNDING ENTERPRISES, INC. (the "Registrant") of (a) our report relating to the audited financial statements of the Registrant as of September 30, 2002 and the period then ended, (b) our report relating to the unaudited pro forma consolidated financial condition of the Registrant as of September 30, 2002 and the period then ended, and (c) our reports relating to the audited financial statements of the 60 limited liability companies which have entered into Asset Purchase Agreements with the Registrant, which limited liability companies are identified in the Prospectus contained as a part of this Registration Statement and which reports relate to the financial condition of such limited liability companies as of the date indicated in such reports and the periods then ended. We also consent to the use of our name in the described Registration Statement, including, without limitation, the reference to us made in the Prospectus section captioned "EXPERTS".


                                      /s/ Bobbitt Pittenger & Company, P.A.
                                     -------------------------------------------
                                     BOBBITT PITTENGER & COMPANY, P.A.
                                     Certified Public Accountants


February 5, 2003